UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2006

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-11698358 (IRS Employer Identification No.)
303 East 17th Avenue, Suite 660
Denver, Colorado 80203
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 785-8080
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 3.02. Unregistered Sales of Equity Securities
     On April 7, 2006, Metretek Technologies, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement sale of a total of 2,012,548 shares of its common stock, par value $.01 per share (the “Shares”), at a purchase price of $14.00 per Share, to certain institutional and accredited investors (the “Investors”), for aggregate gross proceeds of $28,175,672 (the “Private Placement”).
     In addition, certain officers and directors of the Company (the “Selling Stockholders”) sold a total of 390,452 shares of Common Stock to the Investors in the Private Placement at the same purchase price per Share, for total gross proceeds of $5,466,328. The Selling Stockholders entered into 180 day lock-up agreements covering the virtually all of the remainder of the Shares they beneficially own.
     The Private Placement was made pursuant to a Securities Purchase Agreement, dated as of March 29, 2006, by and among the Company, the Selling Stockholders and the Investors. In addition, the Company entered into a Registration Rights Agreement, dated as of March 29, 2006, with the Investors, pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or if Form S-3 is not then available to the Company, on such form of registration statement that is available to effect the registration of the Shares) within 30 days after the closing date, registering the resale of the Shares purchased in the Private Placement by the Investors. The Company is obligated to use its best efforts to cause the SEC to declare the registration statement effective as soon as possible but in any event no later than 150 days after the closing date, and to use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earliest of five years after its effective date or until all of the securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k). Copies of the forms of the Securities Purchase Agreement and the Registration Rights Agreement were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2006.
     The Company received net cash proceeds of approximately $26 million, which it intends to use for the retirement of long-term debt, for capital expenditures and for working capital purposes. The Company paid a cash commission in the amount of $1,856,419 to Roth Capital Partners, LLC, its placement agent in the Private Placement.
     The Shares were issued in the Private Placement only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. The Shares were not registered under the Securities Act, or state securities laws, and unless so registered, may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
     On April 10, 2006, the Company issued a press release announcing the completion of the Private Placement. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
     (c)    Exhibits

99.1	Press Release of Metretek Technologies, Inc., issued April 10, 2006, announcing the completion of the private placement of Common Stock.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ W. Phillip Marcum
W. Phillip Marcum
President and Chief Executive Officer

Dated: April 10, 2006

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